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          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT

          Pursuant to Section 13 or 15(d) of
          the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 2,
1998


                    SANDWICH BANCORP, INC.
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(Exact name of registrant as specified in its charter)


Massachusetts               000-23149          04-1806710
(State or other           (Commission       (I.R.S. employer
jurisdiction of           file number)      identification no.)

100 Old Kings Highway, Sandwich, Massachusetts        02563
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(Address of principal executive offices)           (Zip code)


Registrant's telephone number, including area code:(508)888-0026


                            Not Applicable
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(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS
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     On February 2, 1998, Sandwich Bancorp, Inc. (the "Company")
and its wholly-owned subsidiary, The Sandwich Co-operative Bank ("Sandwich Bank"), entered into an Affiliation and Merger Agreement (the "Merger Agreement") with The 1855 Bancorp and its wholly-owned subsidiary, Compass Bank for Savings ("Compass Bank").

     The Merger Agreement provides that the Company will be merged (the "Merger") with a wholly-owned subsidiary of Compass Bank and that each outstanding share of Company common stock will be converted into the right to receive $53.00 in cash, which amount under certain circumstances will accrue interest if the closing of the Merger has not occurred by October 1, 1998. The consummation of the Merger requires the satisfaction of certain conditions, including the approval of the Merger Agreement and the Merger by the shareholders of the Company, the receipt of certain regulatory approvals and completion of an offering of capital stock by the 1855 Bancorp. The Merger Agreement also contemplates the merger of Sandwich Bank and Compass Bank.

     In connection with the Merger, the directors of the Company have agreed to enter into a separate letter agreement with The 1855 Bancorp (the "Company Letter Agreements") in which such director generally agrees, among other things, to vote their individual shares of Company common stock for approval of the Merger Agreement.

     For information regarding the terms of the Merger Agreement, reference is made to the Merger Agreement, the form of the Company Letter Agreement and to the joint press release of the Company and The 1855 Bancorp dated February 2, 1998, which are attached hereto and incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS
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     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits.

          2.1 Affiliation and Merger Agreement dated as of February 2, 1998. (Schedules omitted. The Company agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request.)

        10.1 Form of letter agreement between the Company directors and The 1855 Bancorp.

        99.1  Joint Press Release dated February 2, 1998.
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                      SIGNATURES



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                              SANDWICH BANCORP, INC.



Date:  February 3, 1998       By: /s/ Frederic D. Legate
                                  --------------------------
                                  Frederic D. Legate
                                  President and Chief Executive
                                  Officer